PricewaterhouseCoopers llP
Two Warren Place
6120 South Yale Avenue, Suite 1850
Tulsa OK 74136
Telephone (918) 524 1200
Facsimile (918) 524 1300
July 18, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by American Natural Energy Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of American Natural Energy Corporation dated July 16, 2007. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,
PricewaterhouseCoopers LLP